EXHIBIT 12
                                     FLEET BOSTON CORPORATION
                           COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                             TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                  EXCLUDING INTEREST ON DEPOSITS
                                       (DOLLARS IN MILLIONS)

                                                                       Year ended December 31,
-----------------------------------------------------------------------------------------------------------------
                                                         1999      1998      1997     1996     1995      1994
-----------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $3,426   $3,776   $3,762    $3,185   $2,354    $2,431
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   2,794    2,240    1,788     1,686    2,492     2,112
         (2)  1/3 of rent                                    103       96       92        95       90        88
  (b)  Preferred dividends                                    85       97      157       183      129       118
                                                          ------   ------   ------    ------   ------    ------
  (c)  Adjusted earnings                                  $6,408   $6,209   $5,799    $5,149   $5,065    $4,749
                                                          ======   ======   ======    ======   ======    ======

Fixed charges and preferred dividends                     $2,982   $2,433   $2,037    $1,964   $2,711    $2,318
                                                          ======   ======   ======    ======   ======    ======

Adjusted earnings/fixed charges                             2.15x    2.55x    2.85x     2.62x    1.87x     2.05x
                                                          ======   ======   ======    ======   ======    ======


                                  INCLUDING INTEREST ON DEPOSITS
                                       (DOLLARS IN MILLIONS)

                                                                       Year ended December 31,
-----------------------------------------------------------------------------------------------------------------
                                                         1999      1998      1997     1996     1995      1994
-----------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $3,426   $3,776   $3,762    $3,185   $2,354    $2,431
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   2,794    2,240    1,788     1,686    2,492     2,112
         (2)  1/3 of rent                                    103       96       92        95       90        88
         (3)  Interest on deposits                         3,516    3,706    3,339     3,433    3,517     2,471
  (b)  Preferred dividends                                    85       97      157       183      129       118
                                                          ------   ------   ------    ------   ------    ------
  (c)  Adjusted earnings                                  $9,924   $9,915   $9,138    $8,582   $8,582    $7,220
                                                          ======   ======   ======    ======   ======    ======

Fixed charges and preferred dividends                     $6,498   $6,139   $5,376    $5,397   $6,228    $4,789
                                                          ======   ======   ======    ======   ======    ======

Adjusted earnings/fixed charges                             1.53x    1.62x    1.70x     1.59x    1.38x     1.51x
                                                          ======   ======   ======    ======   ======    ======

                                     FLEET BOSTON CORPORATION
                          COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                         TO FIXED CHARGES
                                  EXCLUDING INTEREST ON DEPOSITS
                                       (DOLLARS IN MILLIONS)

                                                                       Year ended December 31,
-----------------------------------------------------------------------------------------------------------------
                                                         1999      1998      1997     1996     1995      1994
-----------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $3,426   $3,776   $3,762    $3,185   $2,354    $2,431
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   2,794    2,240    1,788     1,686    2,492     2,112
         (2)  1/3 of rent                                    103       96       92        95       90        88
                                                          ------   ------   ------    ------   ------    ------
  (b)  Adjusted earnings                                  $6,323   $6,112   $5,642    $4,966   $4,936    $4,631
                                                          ======   ======   ======    ======   ======    ======

Fixed charges                                             $2,897   $2,336   $1,880    $1,781   $2,582    $2,200
                                                          ======   ======   ======    ======   ======    ======

Adjusted earnings/fixed charges                             2.18x    2.62x    3.00x     2.79x    1.91x     2.11x
                                                          ======   ======   ======    ======   ======    ======


                                  INCLUDING INTEREST ON DEPOSITS
                                       (DOLLARS IN MILLIONS)

                                                                       Year ended December 31,
----------------------------------------------------------------------------------------------------------------
                                                         1999      1998      1997     1996     1995      1994
----------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $3,426   $3,776   $3,762    $3,185   $2,354    $2,431
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   2,794    2,240    1,788     1,686    2,492     2,112
         (2)  1/3 of rent                                    103       96       92        95       90        88
         (3)  Interest on deposits                         3,516    3,706    3,339     3,433    3,517     2,471
                                                          ------   ------   ------    ------   ------    ------
  (b)  Adjusted earnings                                  $9,839   $9,818   $8,981    $8,399   $8,453    $7,102
                                                          ======   ======   ======    ======   ======    ======

Fixed charges                                             $6,413   $6,042   $5,219    $5,214   $6,099    $4,671
                                                          ======   ======   ======    ======   ======    ======

Adjusted earnings/fixed charges                             1.53x    1.62x    1.72x     1.61x    1.39x     1.52x
                                                          ======   ======   ======    ======   ======    ======